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EXHIBIT NO. 23.2:  CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT AUDITORS

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 2-78568, 2-78713, 33-82754 and 333-76535) and the
Registration Statements on Form S-8 (No. 33-6070, 33-34716, 33-61790 and 333-89711) of Alcan Aluminium Limited of our report dated September 22, 1999 relating to the consolidated financial statements of Alusuisse-Lonza America Inc. (not appearing separately herein), which report appears in the Current Report on Form 8-K/A of Alcan Aluminium Limited dated December 21, 2000.

Florham Park, New Jersey
December 21, 2000

                                                 /s/ PricewaterhouseCoopers LLP
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                                                     PricewaterhouseCoopers LLP



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